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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CT Communications, Inc.:

         We consent to the incorporation by reference in the registration statements (Nos. 33-59641, 33-59643, 33-59645, 333-15537, 333-30125, 333-38895
and 333-77323) on Form S-8 of CT Communications, Inc. of our report dated February 23, 2001, relating to the consolidated balance sheets of CT Communications, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and related schedule, which report is included in the December 31, 2000 annual report on Form 10-K of CT Communications, Inc.


                                                        /s/ KPMG LLP
                                                        ------------


                                                        KPMG LLP




Charlotte,  North Carolina
July 16, 2001